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Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2000-1
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Original Class A Principal	1,103,333,000.00
Number of Class A Bonds (000's)	1,103,333.00
Original Class B Principal	96,667,000.00
Number of Class B Bonds (000's)	96,667.00

Distribution Date		2000 Totals

CLASS A
Class A Principal Distributions		0.00
Class A Interest		6,007,150.15

CLASS B
Class B Principal Distributions		0.00
Class B Interest		546,554.55